Exhibit 32.1
CERTIFICATION
I, Matthew J. Murphy, the Principal Executive Officer of Marvell Technology Group Ltd. (the “Registrant”), certify for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge,

(i)
the Quarterly Report of the Registrant on Form 10-Q for the fiscal quarter ended August 4, 2018 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: September 12, 2018	By:	/s/ MATTHEW J. MURPHY
Matthew J. Murphy President and Chief Executive Officer (Principal Executive Officer)